Exhibit 10.2

Anhui Xin An Bank Online Loan

Funds Depository Business Cooperation Agreement

Party A

Name: Anhui Xin An Bank Co., Ltd

Address: No. 2008 Chuanxin Avenue, High-tech District, Hefei City, Anhui Province

Legal Person: Menglin Li

Party B

Name: Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd

Address: Block A, Room 503, Dachong Business Center, Hi-Tech Park, Nanshan District, Shenzhen City

Legal Person: Zhaobin Wen

Whereas:

Party A is a commercial bank duly established and in operation in accordance with the law, with a compliant and robust depository account system and a efficient and safe payment and settlement system. Party B is an online loan information intermediary established and operated in compliance with the law. To regulate both parties’ rights and obligations in the online loan funds depository business,Party A and Party B have reached the following cooperation agreement through full consultation based on the principle of equality, voluntariness and win-win, in accordance with “Contract Law of PRC”, “Commercial Bank Law of PRC”, “Guidelines on Promoting the Healthy Development of Internet Finance”, “Online Loan Information Intermediary Business Activities Management Interim Measures” and other relevant laws and regulations.

Article One Term Explanation

1.1 Online Loan Funds: Special loan funds that kept by to entrust a banking financial institution acting as the depository entrusted by an online loan information intermediary institution acting as the client, formed by the investment and financing activities of the borrower and lender.

1.2 Online Loan Funds Depository Business: Entrusted by the client, the depository shall, in accordance with the provisions of laws and regulations and the provisions of the contract, perform the business of opening and closing special accounts for online loan funds, keeping funds, clearing funds, checking accounts, providing information reports and other duties. Depository conducts online loan funds depository business, provides no assurance or guarantee for online loan transactions, and bears no liability for loan default.

1.3 Depository Account: A special account which is applied for online self-service by a natural person, legal person or other organization, verified by the authenticity of the customer’s identity and is finally approved and opened by Party A and only available for the customer to handle the online trading capital account service during the term hereof.

1.4 Platform Customer: Any natural person, legal person or other online loan business participants that registers on Party B’s platform and completes the verification of identity authenticity.

1.5 Deposit: Initiated by Party B, the platform customer transfers funds to the depository account opened with Party A.

1.6 Withdraw: The act of the platform customer or Party B to transfer part or all of the money in the depository account to the bank settlement account bound by it.

1.7 Financing Information: The borrower publishes through the Party B’s platform a combination of information including the financing purpose, amount, interest rate, term, repayment plan, repayment method, guarantee method and so on.

1.8 Risk Event: Suspicious and high-risk transactions, any other illegal behaviors and irregularities, and all events that may damage the interests of Party A or the parties involved in the platform’s transaction happened on the Party B’s platform, including but not limited to fraud, fake card, card theft, money laundering, cash cashing, reasonable refusal of payment (including but not limited to card holder and transaction denied by enterprise), misappropriation and embezzlement of user funds, reported by interested parties, investigated by judicial organs or other authorized institutions, etc.

1.9 Force Majeure: Events that cannot be reasonably controlled, unforeseeable, or even foreseeable but still unavoidable. These events include but not limited to laws and regulations, regulatory requirements, policy adjustments or new laws and regulations, new regulatory requirements, policy provisions, government actions, natural disasters, wars, terrorist attacks or any other similar events. Failure, adjustment, upgrade, or power interruption/terminal outage of a system or circuit of a bank, telecommunications operator, as a result of an unintentional or negligent act, or hacker attack, computer virus invasion or attack, system or server hardware failure, technical adjustment or failure of Party A, website upgrade problems and other reasons that the system is not functioning properly or is unable or partially unable to provide services.

Article Two Cooperation Content

During the cooperation period, Party A shall provide Party B with comprehensive services of capital and accounting management based on the funds depository system, mainly including the opening and cancellation of special accounts for online loan funds, fund custody, fund settlement, account checking, information reporting and other businesses. As the client, Party B entrusts Party A as the only funds depository institution. Party A shall provide Party B with funds depository services, under which Party B’s platform customers can open accounts online, register the fund depository account synchronously, and complete transaction operations such as card binding and deposit. Party A shall provide Party B and platform customers with online funds management services such as deposit, investment, payment, withdrawal and repayment, as well as comprehensive accounting functions such as recording specific accounting details and fund balance.

Article Three Basic Information of Party B’s Platform

Domain Name of Party B’s Platform: https://www.hzed.com;

Name of Party B’s Platform: Hezhong e Loan

Article Four Rights and Obligations of Party A

4.1 The interfaces and services provided by Party A shall meet the basic requirements for funds depository of Party B’s platform, and support the updating, optimization and upgrading of the depository system according to market conditions and requirements of Party B.

4.2 Party A shall be responsible for the construction, operation and management of its payment, settlement and depository account system.

4.3 Party A shall be entitled to charge fees related to the online loan fund depository business, and shall be entitled to adjust the fee standard according to the policy trend, market situation, cost changes and so on.

4.4 Party A shall be entitled to refuse to execute Party B’s instructions which are not in compliance with laws and regulations and provisions hereof, and Party B shall bear the losses caused thereby, however, Party A shall fulfill the necessary obligation of notification and take appropriate measures to protect the interests of platform customers.

4.5 Party A shall be entitled to conduct on-site inspection and website inspection on Party B according to the actual situation, including but not limited to whether the actual place of business is real, whether the legal representative is true, whether the risk control management system is sound, the situation of the independent risk control department, the matching degree of the website transaction content and background data flow, etc.

4.6 Party A shall be entitled to retain independent judgment and determination of suspicious transactions, illegal transactions and high-risk transactions. If required by relevant judicial authorities or regulatory authorities, Party A shall act in accordance with such requirements.

4.7 Party A shall guarantee the safety of the funds of the platform’s customers and Party B’s platform in the depository accounts opened by Party A.

4.8 Party A shall fulfill the duties and obligations of anti-money laundering and anti-terrorist financing in accordance with relevant laws, regulations and regulatory provisions of China on anti-money laundering and anti-terrorist financing.

4.9 Party A is entitled to request Party B to provide relevant information, including but not limited to Party B’s basic information, business conditions, loan project information, borrower’s basic information and information of each participant.

4.10 In accordance with the requirements of the funds depository agreement, Party A (depository person) shall assist Party B (client) to complete the transfer of the platform’s full amount of customer information, transaction information and fund balance.

Article Five Rights and Obligations of Party B

5.1 Party B shall be responsible for the identity verification of customers on its platform and guarantee to provide Party A with real business transaction data. Party B shall undertake all responsibilities arising from the inaccuracy, inauthenticity and incompleteness of the data provided to Party A.

5.2 Party B shall be responsible for the daily operation and maintenance of the platform, and actively cooperate with Party A to create network technical interface on the platform. Both parties shall establish connection in accordance with agreed technical standards to achieve real-time information docking and data processing.

5.3 Party B shall be responsible for the authenticity, integrity, accuracy and legality of the payment data information submitted by it. If the information provided by Party B and the platform’s customers is not true, complete, accurate, legal or there are any errors caused by other reasons of Party B, Party B shall be liable.

5.4 Party B shall be responsible for complaints, refund and other customer disputes caused by false records, major omissions, misleading statements or other illegal and untimely situations of the platform information or business content. Party B shall be responsible for handling the transaction disputes with its customers and undertake relevant legal liabilities. Party B shall compensate Party A for any loss caused thereby.

5.5 Party B shall strictly review and strengthen risk control over the relevant businesses operated by its platform. Party B shall be responsible for the risks, losses and customer complaints and disputes caused by the improper operation of its platform. If Party A is affected, Party B shall compensate for the losses caused thereby.

5.6 Party B shall ensure that the online loan intermediary service provided by it strictly abides by relevant laws, regulations, rules and other normative documents. After this agreement comes into force, if Party B carries out new business or changes its business model, it shall submit a written application to Party A in advance and continue to carry out the business only with the consent of Party A.

5.7 Party B shall actively cooperate with Party A in customer identification and data preservation in accordance with anti-money laundering and anti-terrorist financing requirements. For fraudulent or simulated transactions, Party B shall cooperate with Party A to freeze relevant funds, suspend or cancel products and services, etc.

5.8 Without the written permission of Party A, Party B shall not disclose the interface technology, security agreement and certificate provided by Party A to any other third party and shall not use them for purposes other than those permitted herein.

5.9 Party B shall ensure that during the cooperation with Party A, it strictly follows the procedures and requirements of Party A.

5.10 The platform customers shall give feedback the situation like the funds in binding account were stolen, or customer funds were defrauded in the application scene, or the money of client in the platform is deducted by the platform system of Party A for the purchase of investment products of Party B’s platform without the permission from the platform’s customer to Party A. Party B shall compensate the stolen funds of the platform customers in full in advance according to the requirements of Party A. Party B may investigate and determine the aforementioned abnormal transactions and Party A shall actively cooperate.

5.11 Party B shall be responsible for collecting customer materials and verifying the authenticity of the materials provided by customers when the platform customers need to submit relevant evidences for account transactions and other matters with errors.

5.12 Party B is obligated to ensure that all instructions issued by Party B to Party A are authorized by the platform’s customers. Party B’s platform shall obtain the authorization of the deducted party if Party A is involved in deduction of the relevant account payment. Party B shall be responsible for handling disputes caused by unauthorized use and bear relevant legal liabilities. Party B shall compensate Party A for any loss caused thereby.

5.13 Party B shall complete filing and registration with local financial regulatory authorities in strict accordance with the “Administrative Guidelines on Filing and Registration of Online Information Intermediaries” and relevant regulations of regulatory authorities.

5.14 Party B shall make a migration plan of existing loan business and transfer all the bids needed to be paid in the history and relevant information to the depository system, including but not limited to all of customer data, funds and so on, and the migration period shall not exceed 3 months.

5.15 Party B shall, from the date of access to the depository system, manage all customer funds of online loan business by the depository system.

5.16 Party B (client) undertakes to complete the transfer of full amount of customer information, transaction information and capital balance of the platform within 3 months with the assistance of Party A (depository).

Article Six Opening and Management of Special Accounts for Funds Depository

6.1 Party A shall forward the relevant customer information collected and provided by Party B to the binding account of deposit bank for real-name authentication, and timely feedback the verification results returned by the binding account of the deposit bank to Party B. However, Party A shall not be liable for any non-fault responsibility caused by the authenticity, accuracy, validity or corresponding consequences of real-name authentication.

6.2 Party B shall require new registered customers to apply for Party A’s fund debit account and assist customers to submit account opening information to Party A. Party B shall not provide false user registration information to Party A in the form of forging or tampering.

6.3 Party B shall actively cooperate with Party A to open the fund debit account of Party B’s registered customers in Party A’s system through batch account opening method, and actively guide customers to activate and use the relevant services of the fund debit account opened in Party A’s system. Party B shall bear the audit responsibility for the authenticity and legality of the registered customer information of the platform, and Party B shall not provide false customer registration information to Party A in the form of forgery or tampering.

6.4 Party A shall guarantee the information security of platform’s users and depository accounts opened by Party B’s platform with Party A. Without Party B’s permission, Party A shall not disclose verification factors, transaction data and records to parties irrelevant to this agreement, except situations that Party A is required to disclose the above information to regulatory agencies, law enforcement agencies, judicial agencies and other institutions in accordance with laws, regulations and regulatory provision.

6.5 Party A shall be entitled to execute the account checking, freezing, deducting and other instructions on the depository account, in accordance with laws and regulations and regulatory provisions, the requirements of regulatory agencies, law enforcement agencies, judicial agencies and other institutions.

6.6 The daily management of depository accounts shall be implemented in accordance with the regulatory provisions and relevant regulations on bank account management.

6.7 Account Definition

(One) Special Account of Funds Depository

The bank shall open an online loan fund depository summary account for the online loan platform, in accordance with “Business Norm on Individuals Online Loan Funds Depository of Internet Finance” and relevant rules and regulations of the bank.

This account management standard complies with the relevant provisions of the People’s Bank of China on the management of bank settlement accounts, ensuring that the customer’s online loan funds and the client’s own funds are managed separately and the online loan funds are safeguarded. Meanwhile, its use is limited to meet the needs of online loan funds depository business. Online loan platform shall not use depository special account for activities other than fund depository business, and the funds of this account can only be allocated through the special function of depository account system. The online loan platform shall, in accordance with the provisions of laws and regulations and provisions of the depository contract, handle the liquidation and payment of online loan funds in accordance with the instructions or business authorization instructions issued by the lender, borrower and guarantor; in addition, it can only initiate the allocation instructions conforming to its own positioning, such as the commission agreed in the depository contract and the loan with full bid.

(Two) Summary Account

The funds depository summary account opened by Party A for Party B is a special account and is not allowed to be operated by online banking, mobile banking, self-service banking and other channels. The funds of summary account include the funds summary of lender, borrower and guarantor etc. in the sub-account under the funds depository summary account. Its essence is the owner of aggregate account capital is lender, borrower or guarantor, and not the owner of self-owned capital account. Its essence is that the owner of the summary account funds is the lender, borrower, or guarantor, not the owner of the self-own funds account.

(Three) Sub Account

The bank shall open sub-accounts for each lender, borrower and guarantor under the summary account to make sure there are clear statistics of every funds transactions flow of each lending, loan and etc., and to accurately identify each of other customer roles of each lender, borrower, guarantor and etc. To ensure that the online loan fund depository system is consistent with the system data of the client, the customer information of the sub-account shall correspond to the customer information of the client one by one. The bank promises that it will not outsource or entrust other institutions to have operation of opening funds account, dealing with transaction information, verifying transaction password and etc.

The nature of the sub-account is virtual account, and the account funds are interest-free, and cannot be operated through online banking, mobile banking and other channels. The opening of sub-account shall ensure that customers’ online loan funds shall be managed separately.

(Four) Self-owned Funds Account

The debit account opened by Party A for Party B shall be used to deposit Party B’s own funds, collect service fees and settle relevant depository fees during the operation process, and shall be completely separated from the fund depository special account.

6.8 The Management of Account Changing

The change of account information, the mobile phone number of sub depository account, transaction password and other information.

Account freezing and closing functions provided by the depository system:

(One) Account Freezing:

(1) If too many incorrect transaction passwords are typed or the bank freezes the account for relevant reasons; or (2) if the platform initiates an account freeze request. It is not allowed to inject funds, withdraw funds and invest under the frozen status. If the account is frozen due to too many incorrect transaction passwords are typed, it can be unfroze automatically on the second calendar day. If unfreezing is required on the same day, the account freezing interface should be adjusted for freezing.

(Two) Account Closing: Users need to apply offline. The account closing process will be carried out in the background of the depository sub account after the bank audit.

Article Seven Deposit, Investment, Payment, Withdraw and Repayment of Platform’s Customer

7.1 Party A shall provide Party B with convenient and fast payment channels and relevant payment and settlement functions, and support major banks (subject to the actual situation) to deposit and withdraw (If the relevant functions cannot be opened or suspended due to the restrictions of the other party’s bank, Party A shall actively seek solutions).

7.2 Party A shall provide fund deposit, management and settlement services for Party B’s platform and platform customers, which it specifically refers to that Party B’s platform and a bank depository account applied for online with Party A, conducting online lending operations such as deposit, investment, payment, withdrawal and repayment through the depository account opened by Party A, and conducting capital settlement through the payment channel cooperated by Party A in this agreement. Party A shall handle such transactions as opening, binding, unbinding, deposit and withdrawing of depository account in accordance with the instructions of the platform customer (only for authorization of lending, repayment and payment, and the authorization to lend is only for automatic bidding products). Among them, binding card only supports binding debit card, not supporting binding credit card.

7.3 Party B shall timely notify Party A of any abnormal findings in the fund debit account information or trading habits of the platform’s customers, and Party A shall cooperate with verification in a timely manner. Or Party A shall timely notify Party B of any abnormal findings in the execution of relevant customer instructions of the platform’s customers. If necessary, Party A may immediately freeze the abnormal fund depository account.

7.4 Funds Management

7.4.1 Deposit

(One) Party A shall use its own payment channel or the payment channel provided by a third party conforming to the relevant provisions of the payment management of the People’s Bank of China to realize the account deposit function. Party A shall make sure the funds customer deposit into the special account of funds depository, and shall record the increased deposit amount in the sub-account.

(Two) When customer deposits, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password.

(Three) Party B is not allowed to access the payment channel for deposit.

7.4.2 Lending

(One) When the lender lends the funds, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password.

(Two) When the lender lends the funds, Party A shall support the direct transfer of funds from the lender’s sub-account to the borrower’s sub-account, but shall not support the transfer of funds through other party’s accounts.

7.4.3 Withdraw

(One) Party A shall use its own payment channel or the payment channel provided by a third party conforming to the relevant provisions of the payment management of the People’s Bank of China to realize the account withdrawal function. All withdrawal operations shall be recorded in the sub-account of the corresponding reduced withdrawal amount and ensure that the withdrawal funds enter into the bank card/bank account bound by the customer.

(Two) Party A shall establish the withdrawal operation and management system, and the funds between the sub-accounts shall not be mixed.

(Three) When customer withdraws the money, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password.

(Four) Party B is not allowed to access the payment channel for withdrawal.

7.4.4 Repayment/Compensation

(One) The online loan fund depository system should have the function of checking the consistency of loan and repayment transaction information, including verifying the relationship and principal of creditor’s right.

(Two) When the borrower repays, Party A shall support the direct transfer of funds from the lender’s sub-account to the borrower’s sub-account, but shall not support the transfer of funds through other party’s accounts.

(Three) When repayment party like the guarantor repays for others, Party A shall support the direct transfer of funds from the sub-account of repayment party like the guarantor to the sub-account of lender, or from the sub-account of repayment party like the guarantor to the sub-account of lender through the sub-account of borrower, but shall not support the transfer of funds through other party’s accounts.

(Four) When repayment party like the guarantor repays for others, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password.

7.4.5 Payment

(One) Party A shall provide Party B with the function of charging service fees from customers such as customer deposit, lending, withdrawal, repayment and compensation, but the fees charged by Party B shall be separately managed from the customer funds.

(Two) When the customer pays the payment, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password.

7.4.5 Errors Handling

(One) Party A’s liquidation specialist shall conduct daily reconciliation and liquidation as required, check the consistency between the platform deposit funds and channel funds, check the consistency between the platform withdrawal funds and channel funds, and record errors. In addition, the liquidation specialist shall check the accounting of the depository platform and channels, check the general and detailed ledger of the depository platform, handle errors in the reconciliation of deposit and withdrawal. The processing process of channel transaction error is as follows: reconciliation and liquidation, channel transaction error processing, payment channel, reconciliation date, business type, processing result, check/cancel/derive (reconcile or reverse based on business processing results). The processing process of channel abnormal errors is: reconciliation and liquidation, channel abnormal errors processing, payment channel, reconciliation date, business type, processing results, check/cancel/derive (reconcile or reverse based on business processing results).

(Two) If the data between Party A and Party B are inconsistent, Party A’s shall prevail.

7.4.6 Business Authorization

(One) Party A only allows customers to carry out business authorization operations in the lending, repayment and payment section, and the lending authorization only applies to automatic bidding products.

(Two) During business authorization, Party A shall verify the transaction password of the customer’s sub-account or the instruction that the security is no lower than the transaction password, and the customer shall set the authorization period, authorization amount and other restrictions.

(Three) Party A shall provide services to cancel business authorization.

7.4.7 Miscellaneous

(One) The online loan fund depository system should have the function of freezing and unfreezing the funds of the sub-account.

(Two) Party A shall, in accordance with the provisions of laws and regulations and provisions of the depository contract, handle the liquidation and payment of online loan funds in accordance with the instructions or business authorization instructions issued by lenders, borrowers and guarantors. Party B can only initiate the service fee, establishment loan of the bid and other transfer and other instructions agreed with the customer.

(Three) Party A shall not support Party B to intercept customer funds in any illegal way.

(Four) Party A shall conduct the formal examination of surface consistency on the transaction information and bid information during the funds allocation process.

(Five) Party A shall monitor the upper limit of customer’s loan balance.

(Six) Party A shall, in accordance with the online loan transaction mode, agree with Party B on the fund operation process, that is, the method and requirements of funds remittance and transfer under different transaction mode, including all links from the start to the end of the online loan project.

(Seven) The online loan funds depository system shall have the function of checking funds information of sub-account, including but not limited to information checking of account balance and transaction details.

(Eight) The online loan fund depository system should have the function of verifying the authenticity of customer instructions, covering the transaction links such as deposit, withdrawal, lending, compensation, payment, business authorization and so on. The verification method includes the transaction password or the instruction that the security no lower than the transaction password.

(Nine) The online loan depository system shall have the digital authentication function for Party B, and shall adopt one of the authentication methods such as electronic signature and electronic authentication (or adopt the authentication method with security no less than the above) to guarantee the authenticity and integrity of data.

Article Eight Funds Settlement and Information Interaction

8.1 Party A shall provide Party B with payment channels that meet Party B’s needs, including network transmission encryption channel, software interface specification for payment information transmission, configuration of secure transmission protocol, etc.

8.2 Party B shall send transaction instructions to Party A. Party A shall check preliminarily the consistency of relevant information in accordance with the regulatory requirements, and synchronously increase, decrease and freeze the funds in the depository accounts of users in the corresponding platforms.

8.3 According to the business needs of Party B, Party B’s platform may open a fund depository account with Party A to collect relevant fees, issue coupons and other transactions. When Party B’s platform sends transaction instructions to Party A, it shall ensure that sufficient funds are available in the liquidation account; otherwise, Party A has the right to refuse to honor the instructions.

8.4 If the instruction sent by Party B is inconsistent with the interest rate, term, repayment method and other elements agreed by lender and borrower, Party B shall bear the losses and legal risks arising therefrom.

8.5 In the process of capital reconciliation and liquidation, Party A may calculate the platform user’s detailed account and provide Party B with reconciliation on the basis of the transaction of the platform user in the platform on the same day, the details of funds inflow and outflow and the balance of the previous day.

Article Nine The Record of Key Information of Platform Investment Project

9.1 Party B guarantees that it abides by and requires the platform customers and other stakeholders to comply with Party A’s business processes and specifications. In order to control the transaction risk, Party B shall cooperate with Party A to provide the loan contract and other relevant materials that can reflect the real transaction background under this agreement and conform to the business application scenarios in this agreement as required by Party A.

9.2 Party A shall, in accordance with the regulatory requirements, provide access to the online loan platform system, and shall be able to completely record the customer information, transaction information, project information and other key information of the online loan platform, as well as provide relevant query functions.

9.3 Party A may, through its own channels, provide the platform customers with the balance inquiry function of fund depository account.

Article Ten The Transfer Conditions and Methods of Online Loan Funds

10.1 In the section of frozen bid funds, Party A’s system supports to freeze the funds of multiple lenders within the fundraising period. The customer’s funds will be unfrozen after Party B’s platform confirms that the investment transaction is successful, and Party A will transfer the actual transaction funds to the borrower’s account according to the instructions sent by Party B. Party B shall be liable for any loss caused by the incorrect instruction sent by Party B.

10.2 In the repayment process of the borrower, Party B shall obtain the relevant authorization of the borrower, and Party A shall be entrusted by Party B and deduct the repayment funds from the borrower’s depository account according to the instructions sent by Party B to complete the repayment operation. Party B shall be liable for any loss caused by the incorrect instruction sent by Party B.

10.3 As for the payment of investment income, Party A shall transfer the investment income from the borrower’s fund depository account to the lender’s in accordance with the instructions sent by Party B, and Party B shall bear the losses caused by errors in the instructions sent by Party B.

10.4 In terms of the payment of service fee, Party A shall transfer the service fee in accordance with the instructions sent by Party B, and Party B shall bear the losses caused by errors in the instructions sent by Party B.

Article Eleven Supervision and Information Disclosure of the Use of Online Lending Funds

11.1 All lenders and borrowers involved in the online loan business of Party B shall be included in the online loan fund depository system of Party A and subject to the necessary information audit of Party A.

11.2 If Party A finds that the use of online loan funds entrusted by Party B violates relevant provisions, Party A shall have the right to remind Party B to correct such violation. If Party B fails to correct in time, Party A may directly report to the regulatory authorities, and Party B shall bear the losses caused thereby.

11.3 Party A shall have the right to provide the documents and materials for the use of online loan funds. If the documents and materials provided by Party B are illegal, untrue, incomplete or effective undecided , all losses caused thereby shall be borne by Party B itself.

11.4 Party A shall, in accordance with relevant regulatory provisions and actual requirements of Party B, provide Party B with “Online Loan Funds Depository Business Report of Anhui Xin An Bank” after consultation with Party B, which mainly includes but not limited to: Party B’s transaction scale, loan balance, depository balance, number of borrowers and lenders, etc.

11.5 Party B shall complete its own information disclosure work in accordance with the regulatory requirements.

Article Twelve Fund Depository Service Fee and Payment Method

12.1 Annual service fee for fund depository (tax included):

RMB 200,000 / Contract year / Platform.

12.2 Payment method

12.2.1 Payment method of annual service fee for fund depository: Party B shall pay the annual service fee for fund depository in the first contract year to Party A within 10 working days after this Agreement comes into force; and for the following years, Party B shall pay the annual service fee for fund depository of each contract year to Party A within 10 working days before the start of each contract year. The first contract year shall mean the first year from the effective date of this Agreement, therefore each subsequent contract year shall be counted in the same way. Annual service fee account information for Party A’s depository is as follows:

Account Name: Annual Service Fee for Online Loan Fund Depository

Account Number: 651010191699000255

Depository Bank: Anhui Xin An Bank Co., Ltd

12.3 General Terms of Value-Added Tax (“VAT”)

12.3.1 Each Party hereto shall bear all liabilities arising from the timely and full tax payment in accordance with laws and regulations, and shall not evasion of tax payment during the performance of this Agreement. Party A shall not be jointly liable for other Parties’ tax liabilities after signing this Agreement.

12.3.2 In accordance with the requirements of current VAT laws and regulations, invoice information provided by Party B, the actual amount and the applicable tax rate, Party A shall issue a valid VAT invoice within 30 working days upon receipt of service fee from Party B (with the consent of Party B, Party A may issue a general VAT invoice).

Party B’s invoice information is as follows:

Company’s Name: Shenzhen HeZhong Fortune Finance and Investment Management

Social uniform code: 9144 0300 3498 8499 6Y

Bank of deposit: China Merchants Bank Shenzhen Branch Yukang Sub-Branch

Account Number: 7559 275 0121 0106

 Address: Room 201, Building A, No.1 Qianwan first road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (registered in Shenzhen Qianhai Business Secretary Co., Ltd)

 Tel: 0755-86535407

Party B shall timely notify Party A renewed invoice information if the above information is changed. Otherwise Party B shall bear the losses caused thereby.

Article Thirteen Confidentiality Clause and Publicity Specification

13.1 Party A and Party B shall keep confidential to the contents of this Agreement and any information related to customer information, business information, technology development and other types of data and information involved in the performance of this Agreement and shall not disclose such information to any third Party without the written consent of the other Party. This clause shall remain in force irrespective of whether or not this Agreement is altered, terminated or deemed invalid.

13.2 The information that is necessary to be disclosed by the applicable law or cooperative transaction rules, or any Party requiring disclosure on cooperative transaction to its legal adviser or financial adviser, shall be regarded as the reasonable use of confidential information by all Parties. The written consent of the other Party shall be obtained prior to the Party who uses confidential information.

13.3 The confidentiality obligations agreed herein shall apply to both Parties and their employees, service organizations and individuals who must be provided with confidential information, such as law firms and lawyers involved in legal affairs, accounting firms and accountants involved in financial practices, etc. However, the user of the information shall, in a prudent manner, agree to a confidentiality obligation similar to that hereof with the subject who is required to receive the confidential information.

13.4 In the online loan fund depository business, except for the necessary disclosure and regulatory requirements, Party B shall not use the “depository bank” for marketing publicity.

13.5 Party B shall display the relevant Agreement text on platform, clearly inform the platform customers of both Parties and other partners’ rights, obligations and business models, and ensure that the platform customers have read the agreement through technical means.

13.6 Party B shall not make misleading propaganda that Party A has the obligation to guarantee platform investment products for Party B, or both Parties have agency, parent-subsidiary relationship. Party B shall not adopt propaganda words such as “bank depository, bank guarantee investment safety/fund safety” to platform customers. If Party A’s reputation is damaged or other losses are caused thereby, Party B shall indemnify Party A for such losses.

Article Fourteen Terms and Termination of the Contract

14.1 This Agreement shall be valid for one year and shall come into force upon being signed by both Parties. Party A may, in accordance with Party B’s Special Rectification of Risks in Online Lending Intermediaries, determine the official launch time of the corresponding system. Except as otherwise agreed herein, if either Party decides not to renew this Agreement, it shall notify the other Party one month prior to the expiration of the term hereof, otherwise this Agreement shall be automatically renewed for one year with unlimited number of times. This Agreement may be terminated by mutual agreement. After the termination of this Agreement, the provisions on confidentiality, liability for breach of contract and dispute resolution shall continue to be valid.

14.2 Upon termination of this Agreement, if the specific payment and settlement matters hereto have not been completed, both Parties shall still complete the above specific matters which are in accordance with the rules agreed herein to protect the rights and interests of both Parties and platform customers.

14.3 Both Parties may terminate the Agreement for the following reasons:

14.3.1 Party A and Party B agree to terminate this Agreement within the terms hereof through consultation.

14.3.2 One month prior to the expiration of the Agreement, either Party proposes not to extend the Agreement.

14.3.3 During the operation of the business, this Agreement cannot be performed or fully performed due to force majeure, changes in national policies or other uncontrollable reasons.

14.4 In case of any of the following circumstances, Party A may unilaterally terminate the Agreement and Party B shall indemnify Party A for any reputation damage or loss.

14.4.1 Party B has been revoked its business license, ordered to suspend business or failed to complete the organization’s filing as required by authorities.

14.4.2 Party B operates in violation of Chinese relevant laws, regulations, rules and supervisions.

14.4.3 Party B directly publicizes or indirectly expresses that Party A has guaranteed or obligations for investment and financing projects on Party B’s platform.

14.4.4 Party B fails to make any transaction for 60 consecutive days, or the business investigated by Party A has been suspended.

14.4.5 Party B fails to make any transaction for 60 consecutive days, or Party B’s business has stalled by Party A’s investigation.

14.4.6 Party B’s major shareholders, senior executives or actual controllers have suffered bankruptcy, lost contact or have been included in the list of persons to be pursued against for breach of trust by the court.

14.4.7 Party B fails to complete the local financial management department’s filing and registration before it officially uses Party A’s depository system.

14.4.8 Party A decides to stop launching online loan fund depository system due to regulatory requirements or its business model adjustment.

14.4.9 Due to Party B, parties are unable to perform this Agreement.

14.5 In case of any of the following circumstances, Party B may unilaterally terminate the Agreement.

14.5.1 Party A has lost the qualification for facilitating online loan fund deposit business.

14.5.2 When Party A fails to perform online loan depository business in accordance with regulatory requirements and both Parties’ agreements, it causes losses to Party B or Party B’s online platform customers.

14.6 Upon termination of this Agreement, Party A and Party B shall, through negotiation, jointly complete the following matters within the agreed time:

14.6.1 Method of debt settlement

(1) If both Parties’ cooperation is terminated due to Party A’s reasons, Party B shall settle the annual fund depository’s service fee and the payment and settlement fee according to the actual amount incurred. After the settlement, Party A shall refund the remaining months’ fund depository’s service fee. Any period less than one month shall be counted as the full month.

(2) If the cooperation between Party A and Party B is terminated due to Party B, Party A shall not refund current contract year’s charged annual service fee. Party A shall calculate according to the actual transaction situation and charge the fund depository’s payment and settlement transaction.

14.6.2        Subsequent business processing mode

From the date of termination hereof, Party B shall, within 60 working days, confirm and notify Party A in writing other online loan fund depository bank approved by supervision authority. Party A shall complete relevant data, capital transfer and other follow-up work within 60 working days upon receipt of the notice. If Party B fails to confirm other online loan fund depository banks approved by the supervision authority within 60 working days, Party A shall have the right to transfer the platform customers’ depository account funds to their binding bank account. Party B shall cooperate fully to provide authentic, legal and valid binding account information. Party A shall not be liable for unsettled investment project’s subsequent fund depository on the Party B’s platform.

Article Fifteen Risk Control Clause, Risk Prompt, Anti-Money Laundering and Anti-Terrorist Financing Responsibilities

15.1 Party A shall not be responsible for verifying the authenticity and legitimacy of the borrowers and the financing targets provided by Party B’s platform. Party A shall not guarantee the investors’ principal and expected return invested on Party B’s financing target. Party A shall not be responsible for the substantive auditing of the financing target and loan transaction information’s authenticity.

15.2 Reputation Deposit’s Payment and Storage

15.2.1 According to Party A’s assessment of Party B’s risk attribute, Party A may require Party B to deposit an appropriate amount of reputation deposit with Party A’s designated account. The reputation deposit paid by Party B shall bear no interest and shall only be used as a risk guarantee of reputation impact on Party A caused by Party B, and shall not be used as compensation for investors due to Party B’s own operational problems.

15.2.2 During the cooperation period between two Parties, Party B shall pay to Party A reputation deposit in the amount of / (the amount in words: RMB / yuan), which shall be fully transferred to the account designated by Party A within 10 working days after the signing of this Agreement. The information of the reputation debit account designated by Party A is as follows:

Account Name: Bank Reputation Deposit for Online Loan Fund Depository Business

Account Number: 651010163599103502

Opening Bank: Anhui Xin An Bank Co., Ltd.

15.2.3 Reputation deposit’s deduction

(1) In case of reputation risk, Party A shall have the right to require Party B to immediately compensate for the corresponding loss. Party B shall pay the compensation within 3 working days upon receipt of the notice from Party A. If Party B fails to compensate Party A within Party A’s required time, Party A shall have the right to directly deduct the corresponding reputation deposit amount according to the loss of Party A and notify Party B after such deduction.

(2) If the information provided by Party B is not true or intentionally incomplete, Party A shall have the right to deduct Party B’s reputation deposit in full or in part.

(3) In case of adverse impact caused by a risk event of Party B, after verification by Party A, it shall have the right to deduct the reputation deposit of Party B to cover losses, or use the reputation deposit to cover economic losses or for crisis public relations.

(4) If Party B violates this Agreement to make false publicity, or engages in fraud or mislead customers through cooperation with Party A, Party A shall have the right to deduct all Party B’s reputation deposits once verification. If the actual loss exceeds the total reputation deposits, Party B shall be liable for the amount exceeded.

15.2.4 The Complement of Reputation Deposit

If the reputation deposit is insufficient due to the deduction or advance payment of funds by Party A, Party B shall replenish the reputation deposit within 10 working days after receiving the notice from Party A.

15.2.5 Return the Reputation Deposit

Within 90 working days after the termination of the Agreement, Party A shall be responsible for returning Party B’s remaining reputation deposit. Party B specifies the following information for the reputation deposit return account:

Account Name: Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd

Account Number: 3602180219100046374

Opening Bank: Industrial and Commercial Bank of China Guangzhou GT Land Branch

15.3 Party B shall not carry out any form of external publicity on the reputation deposit and shall not use the reputation deposit to increase credit.

15.4 Party A shall not be responsible for auditing the authenticity of the loan project and loan transaction information, and shall not be responsible for the authenticity, accuracy and integrity of the online loan information data. The client shall be responsible for the business risks and losses caused by Party B’s intentional fraud, falsification of data or data errors.

15.5 As the depositary of online loan funds, Party A shall not be deemed to provide guarantees or other forms of guarantees for online loan transactions and other relevant behaviors. Party B shall, in a manner sufficient to attract the attention of the platform’s customers, remind the platform’s customers that “the depository bank shall not guarantee or promise the principal and income of the online lending funds and shall not bear the risk of using the funds, and the lender shall bear the investment responsibility and risk of the online lending itself.”

15.6 Party B shall, in accordance with the requirements of anti-money laundering and anti-terrorist financing laws and regulations, strictly implement the identity identification and identity information recording system of platform customers and report anti-money laundering and anti-terrorist financing risk events.

Article Sixteen Liability for Breach of Agreement and Dispute Resolution

16.1 If Party B partially pays, delays in paying or refuses to pay the fees receivable by Party A, for each day delayed, Party B shall pay Party A liquidated damages equal to 0.05% of the accounts receivable by Party A. If Party B still fails to pay the fee receivable by Party A 30 days after the date when Party A issued a fee reminder letter to Party B, Party A shall have the right to stop performance of this Agreement. If Party B still fails to pay the fee receivable by Party A 60 days after the date when Party A issued a fee reminder letter to Party B, Party A shall have the right to terminate this Agreement. Party A shall have the right to deduct the fees receivable and liquidation damages from Party B’s reputation debit account. In case of no reputation debit account, Party A shall have the right to claim for compensation from Party B.

16.2 Party B shall be liable for all consequences such as platform customers’ complaints, reports or legal liabilities caused by Party B without customers’ authorization or wrong instructions. If Party A suffers losses or adverse effects, Party B shall be responsible for compensating Party A’s losses and eliminating adverse effects on Party A.

16.3 Party A shall not conduct a substantive review of the rights and obligations between Party B’s platform and its customers and other stakeholders. Party A shall not bear any responsibility for disputes arising from the funds deducted or funds collected, time, investment cycle and so on between Party B and its platform customers. Party A carries out corresponding operations in accordance with Party B’s instructions. If Party B mistakenly deducts, transfers and settles stakeholders’ (such as platform customers) funds, Party B shall be responsible for coordinating with stakeholders such as platform customers, and shall avoid disputes between stakeholders such as platform customers and Party A, If Party A suffers losses or adverse effects, Party B shall be responsible for compensating Party A’s losses and eliminating adverse effects on Party A. If Party A suffers losses or adverse effects, Party B shall be responsible for compensating Party A’s losses and eliminating adverse effects on Party A.

16.4 The Parties hereto shall perform this Agreement in a responsible manner. Except as otherwise stipulated in this Agreement, if one Party fails to perform, neglects to perform or violates this Agreement, the other Party shall have the right to adopt the following methods:

16.4.1 Require the delinquent Party to immediately correct its delinquent behavior;

16.4.2 Require the delinquent Party to bear the responsibility for breach of Agreement.

16.4.3 Terminate this Agreement after notifying the breaching party;

16.4.4 If either Party causes losses to the other Party due to its misconduct, the delinquent party shall bear the corresponding liability for compensation.

16.5 Any disputes arising from the execution of or in connection with the Agreement shall be settled through friendly consultation on the basis of equality, mutual benefit, mutual understanding and accommodation. In case no settlement can be reached through consultations, such disputes shall be submitted to the court of Party A ’s area for arbitration. During the period of litigation, both Parties shall continue to perform non-controversial terms of the Agreement.

Article Seventeen Force Majeure

17.1 The objective circumstances occurred after the signing of this Agreement, which are unforeseeable, unavoidable and insurmountable to the affected Party. Party A shall not be liable for breach of contract if the services provided by Party A are suspended due to upgrading or malfunction of telecommunications, banking system and other force majeure reasons other than Party A’s intentional or negligence.

17.2 The Party who is unable to perform or fully perform this Agreement due to force majeure may be exempted from performing its obligations in whole or in part. After the occurrence of force majeure, the Party unable to perform or fully perform its obligations hereunder shall immediately notify the other Party. If the Party’s delay in notifying the other Party leads to the increase of losses, it shall not be exempted or partially exempted from performing its obligations

Article Eighteen Miscellaneous Provisions

18.1 Any party shall have the rights related to the contents of its own network services, including but not limited to: text, software, sound, pictures, videos, charts, advertisements, E-mail and others; All these contents are protected by copyright, trademark rights, intellectual property rights, property rights and other relevant laws.

18.2 In case of any inconsistency between the change of the national legislation or the change of legal provisions and this Agreement, the laws, regulations, rules shall prevail.

18.3 Both Parties agree that during the performance of this Agreement, all notices and correspondence between Party A and Party B can be delivered to each other by telephone, SMS, fax, E-mail and express delivery (EMS, Shunfeng Express) or the other methods. The sending date of telephone, SMS, fax and E-mail shall be deemed as the date of delivery, and the third day after the sending of express delivery (EMS, Shunfeng Express) shall be deemed as the date of delivery.

18.4 If the communication address and contact information of each Party are changed, the other Party shall be notified within 5 working days from the date of the change.

18.5 Neither Party hereto may transfer its rights or obligations under this Agreement to a third party without the consent of the other Party.

18.6 This Agreement is made out in quadruplicate, with each Party holding the duplicate and each copy having the same legal effect.

18.7 For matters not covered by this Agreement, a supplementary written Agreement may shall be integral to this Agreement and have the same legal validity with as this Agreement.

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Party A: Anhui Xin An Bank Co., Ltd. (stamped)

Date: October 12, 2018

Party B: Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd. (stamped)

Date: October 12, 2018